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                                  This document consists of three pages (1 of 3)

    As filed with the Securities and Exchange Commission on October 16, 1996

                                                       REGISTRATION NO. 33-59234

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                          SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549


                                   ---------------

                           POST-EFFECTIVE AMENDMENT NO. 10

                                          TO

                                       FORM S-1

                                REGISTRATION STATEMENT

                                        Under

                              THE SECURITIES ACT OF 1933


                                   ---------------

                     PHOENIX LEASING AMERICAN BUSINESS FUND, L.P.
                (Exact name of registrant as specified in its charter)

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                                                                        (2 of 3)


    On March 9, 1993, Phoenix Leasing American Business Fund, L.P., a
California limited partnership, formerly known as Phoenix Leasing Secured Income Fund, L.P. (the "Registrant"), filed a Registration Statement on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended, to register 2,500,000 units of limited partnership interest ("Units"). On October 13, 1993, the Registrant filed pre-effective Amendment No. 2 to the Registration Statement; said Registration Statement was declared effective by the SEC on October 19, 1993.

    The Registrant terminated its offering of Units on October 6, 1996, at which date 1,603,335 Units had been sold in an aggregate amount of $32,066,700. 896,665 Units remained unsold at the termination date.

    Pursuant to an undertaking in the Registration Statement, the Registrant by this Post-Effective Amendment No. 10 is removing from registration the 896,665 Units which remained unsold at the termination of the offering.

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                                                                        (3 of 3)


                                      SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Rafael, the State of California, on this 14th day of October, 1996.

                                  PHOENIX LEASING AMERICAN BUSINESS FUND, L.P.,
                                       a California limited partnership

                                  By:  Phoenix Leasing Associates III, L.P., a
                                       California limited partnership, General
                                       Partner

                                       By:  Phoenix Leasing Associates III,
                                            Inc., a Nevada corporation, its
                                            general partner


                                       By:  /s/ Gus Constantin
                                          ------------------------------------
                                                Gus Constantin, President


    Pursuant to the requirements of the Securities Act of 1933, this Amendment to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                    Title                         Date
---------                    -----                         ----

/s/ Gus Constantin           President and Director of     October 14, 1996
-------------------------    Phoenix Leasing Associates
Gus Constantin               III, Inc.

/s/ Paritosh K. Choksi       Senior Vice President,        October 14, 1996
-------------------------    Treasurer and Chief Financial
Paritosh K. Choksi           Officer of Phoenix Leasing
                             Associates III, Inc.

/s/ Gary W. Martinez         Senior Vice President and     October 14, 1996
-------------------------    Director of Phoenix Leasing
Gary W. Martinez             Associates III, Inc.